SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported):          DECEMBER 18, 2002


                               TMI HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


            FLORIDA                    000-30011               65-0309540
       (State or other                (Commission           (I.R.S. Employer
jurisdiction of incorporation)        File Number)         Identification No.)


                         4463 PAHE'E STREET, SUITE 203-B
                                LIHUE, HI  96766
              (Address of principal executive offices)  (zip code)


                                 (808) 384-4622
              (Registrant's telephone number, including area code)


                       3141 W. HALLANDALE BEACH BOULEVARD
                              HALLANDALE, FL  33009
          (Former name or former address, if changed since last report.)


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ITEM  1.          CHANGES  IN  CONTROL  OF  REGISTRANT

     On October 28, 2002, the Company's then-principal shareholder, Marc Douglas, entered into a stock purchase agreement pursuant to which Mr. Douglas agreed to sell, through a series of transactions, all 250,000 shares of the Company's Series A Preferred Stock (the "Preferred Stock") owned by him in exchange for a promissory note to Mr. Douglas in the principal amount of $150,000.00 due 120 days from the closing. The Preferred Stock sold by Mr. Douglas represented 100% of the outstanding Preferred Stock and, after cancellation of the 1,567,167 shares of Common Stock owned by Mr. Douglas and his affiliates as discussed below, represents 56% of the voting control of the Company. The closing for the sale took place upon the satisfaction of all closing conditions on December 18, 2002.

     In conjunction with the sale of Mr. Douglas' Preferred Stock, the then-current directors of the Company resigned from the Board and William Michael Sessions and John W. Meyers were appointed to the Board. In addition, Mr. Sessions was appointed to serve as the Company's CEO and Secretary and Mr. Meyers was appointed to serve as the Company's COO and Treasurer.

     In connection with the sale of his Preferred Stock, Mr. Douglas also cancelled 1,567,167 shares of the Company's Common Stock and all options and warrants to acquire the Company's Common Stock owned by him and his affiliates. The Company's new Board of Directors assigned to Mr. Douglas and his affiliates $675,000 of the outstanding principal balance of the $1,175,000 Purchase Note payable to the Company by an entity controlled by Mr. Douglas. In connection with this transaction, the Company entered into a five-year consulting agreement with Mr. Douglas whereby he agreed to provide the Company advice regarding strategies for development and expansion of the Company's business, including with respect to mergers and acquisitions. As compensation for his services under the consulting agreement, the Company will assign the remaining $500,000 balance of the Purchase Note to Mr. Douglas over the five-year term of the consulting agreement.

     As a result there has been both a change of voting control of the Company and a change in its management, including its Board of Directors.

     The Company has filed a Schedule 14f-1 with the SEC that describes this transaction and the change in control of the Company, and has mailed a copy of this filing to all of the Company's shareholders in accordance with applicable SEC regulations. Certain non-material changes were made to the terms of the transaction prior to its closing, and documents filed as exhibits to this Current Report on Form 8-K reflect those changes. For further information regarding the sale of the Preferred Stock and change in control of the Company, reference is hereby made to the Schedule 14f-1 and the exhibits hereto.


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ITEM  2.          ACQUISITION  OR  DISPOSITION  OF  ASSETS

     Not  applicable.

ITEM  3.          BANKRUPTCY  OR  RECEIVERSHIP

     Not  applicable.

ITEM  4.          CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     Not  applicable.

ITEM  5.          OTHER  EVENTS

     Effective December 18, 2002, the Company changed its mailing address to 4463 Pahe'e Street, Suite 203-B, Lihue, HI 96766, telephone number (808) 384-4622.

     Effective December 18, 2002, William Michael Sessions and John W. Meyers were appointed to the Board of Directors of the Company. In addition, Mr.
Sessions was appointed to serve as the Company's CEO and Secretary and Mr. Meyers was appointed to serve as the Company's COO and Treasurer.

ITEM  6.          RESIGNATIONS  OF  DIRECTORS  AND  EXECUTIVE  OFFICERS

     Not  applicable.

ITEM  7.          FINANCIAL  STATEMENTS

     Not  applicable.

ITEM  8.          CHANGE  IN  FISCAL  YEAR

     Not  applicable.

EXHIBITS

ITEM  NO.     DESCRIPTION
---------     -----------

10.1  (1)     Stock Purchase Agreement dated as  of  October  28,  2002  between
              Marc  Douglas  and  Matthew  P.  Dwyer

10.2          Letter  from  Marc  Douglas  to Matt Dwyer dated December 18, 2002

10.3 Promissory Note of Matthew P. Dwyer in favor of Marc Douglas dated as of November 22, 2002

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10.4          First  Addendum to Promissory Note of Matthew P. Dwyer in favor of
              Marc  Douglas  dated  December  16,  2002

10.5 Exhibit C, Current Liabilities, to the Stock Purchase Agreement dated as of October 28, 2002 between Marc Douglas and Matthew
              P. Dwyer

10.6 Stock Pledge Agreement dated as of November 22, 2002 between Matthew P. Dwyer and Marc Douglas

10.7          Escrow  Agreement dated as of November 22, 2002 between Matthew P.
              Dwyer, Marc  Douglas,  and  Broad  and  Cassell  as  escrow  agent

10.8 Securities Assignment and Cancellation Agreement dated as of November 22, 2002 between TMI Holdings, Inc., Marc Douglas, Douglas Family Holdings, Inc., Douglas Family Limited Partnership, and Thrift Ventures, Inc.

10.9 Consulting Agreement dated as of November 22, 2002 between Marc Douglas and TMI Holdings, Inc.

10.10 Stock Purchase Agreement dated as of November 7, 2002 between Matthew P. Dwyer, John W. Meyers, and William Michael Sessions

10.11 Promissory Note of John W. Meyers and William Michael Sessions in favor of Matthew P. Dwyer dated as of November 22, 2002.

10.12 First Restated Security Agreement dated as of December 16, 2002 between John W. Meyers, William Michael Sessions, and Matthew
              P.  Dwyer

(1) Incorporated by reference from our Form 10-QSB dated November 15, 2002 as filed with the Commission on November 18, 2002.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January  8,  2003               TMI  Holdings,  Inc.


                                        /s/  William  Michael  Sessions
                                        -------------------------------
                                        By:   William Michael Sessions
                                        Its:   Chief Executive Officer

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